Exhibit 99.1

PRESS RELEASE

EMCORE Corporation Completes Sale of VCSEL-Based Product Lines to Sumitomo Electric Device Innovations

Albuquerque, New Mexico, May 8, 2012 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the fiber optics and solar power markets, announced today that it has completed the sale of its Vertical Cavity Surface Emitting Lasers (VCSEL)-based product lines to Sumitomo Electric Device Innovations U.S.A., Inc. (SEDU), a subsidiary of Sumitomo Electric Industries, LTD (SEI).

As previously disclosed, SEI agreed to pay $17 million in cash for the fixed assets, inventory and intellectual property of the VCSEL-based product lines within EMCORE's fiber optics business unit, subject to closing adjustments. These product lines include VCSEL and photodiode components, parallel optical transceiver modules, and active optical cables.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for both space and terrestrial solar power applications. For space applications, EMCORE offers high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For terrestrial applications, EMCORE offers a broad portfolio of Concentrator Photovoltaic (CPV) multi-junction solar cells and components, as well as commercial rooftop solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

About Sumitomo Electric Device Innovations U.S.A., Inc.
Sumitomo Electric Device Innovations U.S.A., Inc., (SEDU), is a leading provider of optical components to the telecom, broadband, and data communications markets including transceivers, transmitters, receivers, lasers, and photodiodes for 10 Gb/s up to 100 Gb/s applications. SEDU also provides a comprehensive line of GaAs and GaN drivers and amplifiers for high power RF wireless solutions. The parent company, Sumitomo Electric Industries, LTD (SEI), has sales of $25 billion with global operations providing products and solutions for the automotive, communications, electronics, industrial, power and other markets. For more information, go to http://www.sei-device.com.

Forward-looking statements:
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the asset sale transaction contemplated by the Company's master purchase agreement with SEDU, the possibility of obtaining regulatory approvals for that transaction and the Company's future prospects. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the likelihood of obtaining regulatory and other approvals necessary to consummate the asset sale transaction with SEDU, risks related to our ability to profitably grow our company, and other risks detailed in our filings with the SEC, including those detailed in EMCORE's Annual Report on Form 10-K under the caption “Risk Factors,” as updated by EMCORE's subsequent filings with the SEC, all of which are available at the SEC's website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. EMCORE Corporation does not intend, and disclaims any obligation, to update any forward−looking information contained in this release or with respect to the announcements described herein.

Contact:
EMCORE Corporation
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com